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                                                                    EXHIBIT 8.1

                               October 28, 1997

Titan Exploration, Inc.
500 West Texas, Suite 500
Midland, Texas 79701

  Re: Tax Summary in Registration Statement on Form S-4

Ladies and Gentlemen:

  We have acted as counsel to Titan Exploration, Inc. ("Titan") in connection with the preparation of the proxy statement/prospectus forming a part of the registration statement on Form S-4 (collectively, the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") in connection with the Merger pursuant to that certain Agreement and Plan of Merger dated September 8, 1997, among Titan, Titan Offshore, Inc. and OEDC (the "Agreement"). In particular, we have aided in the preparation of the discussion in the Registration Statement under the heading "Certain Federal Income Tax Consequences" (the "Tax Summary").

  In our capacity as stated above, we have been asked to render our opinion with respect to the material United States federal income tax considerations arising from and relating to the Merger that are generally applicable to OEDC shareholders that are U.S. citizens or residents, domestic corporations, domestic partnerships, and estates subject to United States federal income tax on their income regardless of source, and trusts, but only if a court within the Unites States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. As the basis for the opinion described below, we have examined the Agreement and the Registration Statement and have conducted such factual and legal research as we have deemed appropriate. In rendering the opinion described below, we have assumed that OEDC shareholders will be treated in accordance with the terms and provisions of the Agreement and the Registration Statement and that there are no changes in the facts, representations and assumptions stated herein or in the Agreement or in the Registration Statement. In addition, we have assumed with your consent that the representations contained in the letters of representation from OEDC dated September 25, 1997, from Titan and Titan Offshore, Inc. dated October 7, 1997, and from certain shareholders of OEDC, are true, correct and complete and will continue to be true, correct and complete as of the Effective Time of the Merger. Except as otherwise provided, capitalized terms shall have the same meaning as set forth in the Agreement and the Registration Statement.

  We hereby confirm, in all material respects, that the Tax Summary expresses our opinion as to the matters addressed therein, based upon current law and the assumptions stated or referred to therein. This opinion represents and is based upon our best judgment regarding the application of United States federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions. Furthermore, no assurance can be given that future legislation, judicial or administrative changes, either on a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated in the Tax Summary.

  This opinion is furnished to you solely for use in connection with the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name in the Tax
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Titan Exploration, Inc.
October 28, 1997
Page 2

Summary. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          THOMPSON & KNIGHT, P.C.

                                          By: /s/ R. David Wheat
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                                            R. David Wheat, Shareholder